Exhibit 24.1

HORIZON GLOBAL CORPORATION

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Horizon Global Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint Terrence G. Gohl, Dennis E. Richardville, Matthew J. Meyer and Jay Goldbaum, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s equity and debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 11th day of May 2022.

/s/ Terrence G. Gohl	/s/ Dennis E. Richardville
Terrence G. Gohl President, Chief Executive Officer and Director	Dennis E. Richardville Chief Financial Officer

/s/ Matthew J. Meyer	/s/ John C. Kennedy
Matthew J. Meyer Chief Accounting Officer	John C. Kennedy Chair of the Board of Directors

/s/ John F. Barrett	/s/ Donna M. Costello
John F. Barrett Director	Donna M. Costello Director

/s/ Frederick A. “Fritz” Henderson	/s/ Ryan L. Langdon
Frederick A. “Fritz” Henderson Director	Ryan L. Langdon Director

/s/ Brett N. Milgrim	/s/ Debra S. Oler
Brett N. Milgrim Director	Debra S. Oler Director

/s/ Mark D. Weber
Mark D. Weber Director